EXHIBIT 23.1

PricewaterhouseCoopers LLP Chartered Accountants 111 5th Avenue SW, Suite 3100 Calgary, Alberta Canada T2P 5L3 Telephone +1 (403) 509 7500 Facsimile +1 (403) 781 1825

Consent of Independent Accountants

We hereby consent to the incorporation by reference in this Registration Statement of Suncor Energy Inc. (the “Company”) on Form S-8 dated August 27, 2004, of our report dated January 27, 2004 relating to the consolidated balance sheets as at December 31, 2003 and 2002 and the consolidated statements of earnings, cash flows and changes in shareholders’ equity for each of the years in the three year period ended December 31, 2003 of the Company included in the Annual Report of the Company on Form 40-F for the fiscal year ended December 31, 2003.

“PRICEWATERHOUSECOOPERS LLP”

Chartered Accountants
Calgary, Alberta
August 27, 2004

PricewaterhouseCoopers refers to the Canadian firm of PricewaterhouseCoopers LLP and the other member firms of PricewaterhouseCoopers International Limited, each of which is a separate and independent legal entity.